                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA

IN RE:                              )
                                    )
RECONVERSION TECHNOLOGIES, INC.,    )    Case No. 95-00821-W
                                    )    (Chapter 11)
                           Debtor.  )
                                    )
RECONVERSION TECHNOLOGIES           )    (Administratively Consolidated)
OF TEXAS, INC.,                     )
                                    )
                           Debtor.  )

               EXAMINER'S SCHEDULE OF RECEIPTS AND DISBURSEMENTS

         Neal Tomlins, Examiner for Reconversion Technologies, Inc. ("ReTech") and Reconversion Technologies of Texas, Inc. ("ReTex"), hereby presents this Schedule of Cash Receipts and Disbursements for the period November 17, 1995 through June 28, 1996 as follows:

         1.  ReTech



                          Amount of            Amount of
         Date              Receipt           Disbursement               Comment
         ----             ---------          ------------               -------
         1/20/96           $2,624.30                                    Transfer from Debtor account and
                                                                        checks provided by Debtor.

         1/31/96                1.99                                    Interest

         2/13/96              800.00                                    Checks provided by Debtor

         2/29/96                6.92                                    Interest

         3/20/96                                $1,000.00               Rent on storage space

         3/31/96                7.64                                    Interest

         4/30/96                5.80                                    Interest



              Amount of      Amount of
 Date          Receipt      Disbursement              Comment
 ----        -----------    ------------              -------
5/6/96         3,859.62                      Return of post-petition transfer
5/31/96           49.96                      Interest
6/12/96        7,603.13                      Sale of Proactive stock
6/14/96       11,435.87                      Sale of Proactive stock
             -----------------------------
Total        $26,395.23        $1,000.00
             ==========        =========


     2.   ReTex

               Amount of      Amount of
 Date           Receipt      Disbursement              Comment
 ----        ------------    ------------              -------
5/6/96        $ 2,700.00                     Sale of equipment to GAIA
                                             Technologies, Inc.

5/6/96         17,675.00                     Sale of equipment to Washington
                                             County Tractor

6/21/96        22,995.00                     Sale of equipment to The Lerio
                                             Corporation

6/21/96        36,000.00                     Sale of equipment to ThermaSave

6/21/96           400.00                     Sale of equipment to Townsend

6/21/96           500.00                     Sale of equipment to D&W Welding
             -----------------------------
Total         $80,270.00
              ==========

     3. The Examiner has established a bank account at F&M Bank and a brokerage account at Merrill Lynch, both in the name of the Examiner.

                                       Respectfully submitted,



                                       /s/ Neal Tomlins
                                       -----------------------------------
                                       Neal Tomlins, OBA No. 10499
                                       TOMLINS & GOINS
                                       A Professional Corporation
                                       21 Centre Park
                                       2642 East 21st Street, Suite 230
                                       Tulsa, Oklahoma 74114
                                       (918) 747-6500

                                       Examiner

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA


IN RE:                             )
                                   )
RECONVERSION TECHNOLOGIES, INC.,   )    Case No. 95-00821-W
                                   )    (Chapter 11)
                         Debtor.   )
                                   )
RECONVERSION TECHNOLOGIES          )    (Administratively Consolidated)
OF TEXAS, INC.,                    )
                                   )
                         Debtor.   )


            EXAMINER'S SECOND SCHEDULE OF RECEIPTS AND DISBURSEMENTS

     Neal Tomlins, Examiner for Reconversion Technologies, Inc. ("ReTech") and Reconversion Technologies of Texas, Inc. ("ReTex"), hereby presents this Schedule of Cash Receipts and Disbursements for the period June 29, 1996 through February 13, 1997 as follows:

     1.   ReTech

                         Amount of      Amount of
          Date            Receipt      Disbursement         Comment
          ----           ---------     ------------         -------
          7/11/96                        $   156.00    Bond
          7/24/96                         25,785.48    Attorneys fees
          9/10/96        $     5.42                    Miscellaneous
          9/17/96            218.12                    Interest on Merrill Lynch account
          11/30/96           265.18                    Interest
          1/31/97            315.07                    Interest
          Prior Balance   26,395.23        1,000.00
                         ----------      ----------
          Total          $27,199.02      $26,941.48
                         ==========      ==========


2.   ReTex

                Amount of       Amount of
  Date           Receipt      Disbursement            Comment
  ----          ---------     ------------            -------
 6/30/96       $     97.47                      Interest

 7/11/96                       $ 1,000.00       Rent on storage space

 7/24/96                       $18,331.17       Attorneys fees

 7/31/96            202.07                      Interest

 8/31/96            105.97                      Interest

 9/10/96          1,500.00                      Sale of equipment to Cooper

 9/10/96          6,000.00                      Rent - Brenham

 9/30/96            135.67                      Interest

10/28/96         25,204.31                      Auction proceeds

10/28/96          6,000.00                      Rent - Brenham

10/31/96            191.37                      Interest

11/15/96          6,000.00                      Rent - Brenham

11/29/96                         1,440.00       Real estate commission

11/29/96                         1,250.00       Rent on storage space

12/20/96          2,000.00                      Misc. sales of equipment

12/20/96          6,000.00                      Rent - Brenham

12/30/96          6,000.00                      Rent - Brenham

12/31/96            285.21                      Interest

Prior
balance          80,320.00           0.00
             -------------------------------
Total          $140,042.07     $22,021.17
             ===============================

3. The Examiner has established a bank account at F&M Bank & Trust Company and the balance in such account is $118,278.44. The examiner has closed a brokerage account at Merrill Lynch.


                                             Respectfully submitted,




                                             -----------------------------------
                                             Neal Tomlins, OBA No. 10499
                                             TOMLINS & GOINS
                                             A Professional Corporation
                                             Utica Plaza Building
                                             2100 South Utica Avenue, Suite 300
                                             Tulsa, Oklahoma 74114
                                             (918) 747-6500


                                             Examiner

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA


IN RE:

RECONVERSION TECHNOLOGIES, INC.,         Case No. 95-00821-M
                                         (Chapter 11)
                        Debtor.

RECONVERSION TECHNOLOGIES                (Administratively Consolidated)
OF TEXAS, INC.,
                        Debtor.



            EXAMINER'S THIRD SCHEDULE OF RECEIPTS AND DISBURSEMENTS


     Neal Tomlins, Examiner for Reconversion Technologies, Inc.
("ReTech") and Reconversion Technologies of Texas, Inc. ("ReTex"), hereby presents this Schedule of Cash Receipts and Disbursements for the period February 13, 1997 through July 31, 1997 as follows:

     1.   RE-TECH

                       Amount of        Amount of
          Date          Receipt        Disbursement       Comment
          ----         ---------       ------------       -------
          4/11/97      $3,642.17                          Insurance Refund

          Prior
          Balance         257.54
                       ---------
          Total        $3,899.71       $0.00
                       =========       =====

     2.   ReTex

               Amount of       Amount of
     Date       Receipt       Disbursement        Comment
   2/27/97    $  6,000.00                         Rent - Brenham

   2/27/97      13,218.25                         Settlement/Sale of Equipment

   2/27/97         334.95                         Sale of scrap material

   2/28/97         287.50                         Interest

   3/3/97                     $ 50,494.57         Attorneys fees/Tomlins & Goins

   3/19/97                          13.43         Check printing charge

   3/31/97         247.48                         Interest

   3/31/97                       2,500.00         Tom Negri - consulting fee

   3/31/97                       6,461.60         Committee Counsel Fees/Chris Heroux, PC

   3/31/97                       5,363.50         Attorney fees/Crowe & Dunlevy

   4/11/97      4,280.00                          Rent - Brenham (less charges paid by tenant)

   4/30/97        211.31                          Interest

   5/23/97                      38,035.92         Attorneys fees/Tomlins & Goins

   5/31/97        187.33                          Interest

   6/20/97      6,211.20                          Rent - Brenham

   6/30/97        110.16                          Interest

   7/31/97        134.14                          Interest

   Prior
   Balance    118,020.90
             ----------------------------
   Total     $149,243.22      $102,869.02
             ===========      ===========

     3. The Examiner has established a bank account at F&M Bank & Trust Company and the balance in such account as of July 31, 1997 is $50,273.91. The examiner has closed a brokerage account at Merrill Lynch.

                                        Respectfully submitted,



                                        ---------------------------------------
                                        Neal Tomlins, OBA No. 10499
                                        TOMLINS & GOINS
                                        A Professional Corporation
                                        Utica Plaza Building
                                        2100 South Utica Avenue, Suite 300
                                        Tulsa, Oklahoma 74114
                                        (918) 747-6500

                                        Examiner

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF OKLAHOMA

                                                            FILED
                                                         MAR 23 1998
                                                         AT_________M
                                                     DOROTHY A. EVANS, CLERK
                                                      U.S. BANKRUPTCY COURT
                                                 NORTHERN DISTRICT OF OKLAHOMA


IN RE:                              )
                                    )
RECONVERSION TECHNOLOGIES, INC.,    )    Case No. 95-00821-M
                                    )    (Chapter 11)
                         Debtor.    )
                                    )
RECONVERSION TECHNOLOGIES           )    (Administratively Consolidated)
OF TEXAS, INC.,                     )
                                    )
                         Debtor.    )

                           EXAMINER'S FOURTH SCHEDULE
                         OF RECEIPTS AND DISBURSEMENTS

         Neal Tomlins, Examiner for Reconversion Technologies, Inc. ("ReTech") and Reconversion Technologies of Texas, Inc. ("ReTex"), hereby presents this Schedule of Cash Receipts and Disbursements for the period July 31, 1997 through March 15, 1998 as follows:

         1.  ReTech



                          Amount of            Amount of
         Date              Receipt           Disbursement               Comment
         ----             ---------          ------------               -------
         8/4/97                                $1,750.00                Rent - Tulsa Storage

         8/4/97                                   250.00                Rent - Tulsa Storage

         1/9/98                                 1,250.00                Rent - Tulsa Storage

         3/5/98            $  500.00                                    Sale of office furniture
                           ---------            ---------

         Prior Balance      3,899.71
                           ---------            ---------

         Total             $4,399.71            $3,250.00
                           =========            =========


     2.   ReTex

              Amount of     Amount of
Date           Receipt     Disbursement    Comment
----          ---------    ------------    -------
8/12/97      $ 3,000.00                    Rent - Brenham

8/29/97          132.78                    Interest

9/2/97         2,450.00                    Sale of equipment

9/30/97          139.00                    Interest

10/31/97         144.46                    Interest

11/28/97         140.17                    Interest

12/31/97                    19,000.00      Attorney fees/Crowe & Dunlevy

12/31/97         143.43                    Interest

1/2/98                       3,450.00      Committee Counsel Fees/Chris Heroux, PC

1/12/98                     27,000.00      Attorneys fees/Tomlins & Goins

1/23/98                      3,000.00      Van Dyke & Rankin/Insurance on Brenham Property

1/30/98           32.14                    Interest
             ----------    ----------

Prior balance 46,374.20
             ----------    ----------

Total        $52,556.18    $52,450.00
             ==========    ==========


     3. The Examiner has established a bank account at F&M Bank & Trust Company and the balance in such account as of March 15, 1998 is $1,255.89. The examiner has closed a brokerage account at Merrill Lynch.

                                   Respectfully submitted,



                                   /s/ Neal Tomlins
                                   ---------------------------------
                                   Neal Tomlins, OBA No. 10499
                                   TOMLINS & GOINS
                                   A Professional Corporation
                                   Utica Plaza Building
                                   2100 South Utica Avenue, Suite 300
                                   Tulsa, Oklahoma 74114
                                   (918) 747-6500

                                   Examiner